UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2020

Fortem Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1020, 909 11th Avenue SW, Calgary, Alberta T2R 0E7

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

Purchase and Sale Agreement – Black Dragon

On May 22, 2020, but effective as of March 1, 2017, Fortem Resources Inc.’s (the “Company”) wholly-owned subsidiary Black Dragon Energy, LLC (“Black Dragon”) entered into a Fifth Amendment to Purchase and Sale Agreement (the “BD Amendment”), which amended the terms of the Purchase and Sale Agreement dated effective March 1, 2017 (the “BD PSA”), between WEM Dragon, LLC (“WEM”) and Black Dragon with respect to the Moenkopi Formation and has the effect of:

●	postponing the payment of the remaining US$3.8M owed under the BD PSA relating to certain of its Utah property interests (Moenkopi Formation) until receipt of one or more financings by the Company (or certain of its subsidiaries), in which case the Company must pay 12.5% of the proceeds of each financing close until payment in full;

●	extending the outside date of full payment of the remaining US$3.8M to August 1, 2020;

●	extending the “Obligation Deadline” for drilling obligations to August 1, 2020;

●	requiring the Company to re-enter and perform workover operations reasonably aimed at cleaning out the bore of the Wellington Flats Well and restoring that well to production on or prior to August 1, 2020; and

●	extending the deadline for bond replacement to August 1, 2020.

In connection with the BD Amendment, the Company entered into a Ratification of Purchase and Sale Agreement with WEM on May 22, 2020 but effective March 1, 2017, whereby the Company ratified, adopted and approved the BD Amendment.

Purchase and Sale Agreement – Rolling Rock Resources, LLC

On May 22, 2020, but effective as of March 1, 2017, the Company’s wholly-owned subsidiary Rolling Rock Resources, LLC (“Rolling Rock”) entered into a Sixth Amendment to Purchase and Sale Agreement (the “RR Amendment”), which amended the terms of the Purchase and Sale Agreement dated effective March 1, 2017 (the “RR PSA” and, together with the BD PSA, the “Purchase Agreements”), between Rockies Standard Oil Company, LLC (“RSOC”) and Rolling Rock with respect to the Mancos Formation and has the effect of:

●	postponing the payment of the remaining US$5.3M owed under the RR PSA relating to certain of its Utah property interests (Mancos Formation) until receipt of one or more financings by the Company (or certain of its subsidiaries), in which case the Company must pay 12.5% of the proceeds of each financing close until payment in full;

●	extending the payment of an additional US$300,000 as the Workover Funds on or before August 1, 2020 (which Workover Funds are separate from and in addition to the cash consideration of US$5.3M);

●	extending the outside date of full payment of the remaining US$5.3M to August 1, 2020;

●	extending the “Obligation Deadline” for drilling obligations to August 1, 2020; and

●	extending the deadline for bond replacement to August 1, 2020.

2

In connection with the RR Amendment, the Company entered into a Ratification of Purchase and Sale Agreement with RSOC on May 22, 2020 but effective March 1, 2017, whereby the Company ratified, adopted and approved the RR Amendment.

Item 8.01 Other Events

A copy of our press release dated May 26, 2020 is furnished herewith.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Fifth Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 between Black Dragon Energy, LLC and WEM Dragon, LLC
10.2	Ratification of Purchase and Sale dated effective as of March 1, 2017 between Fortem Resources Inc. and WEM Dragon, LLC
10.3	Sixth Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 between Rolling Rock Resources, LLC and Rockies Standard Oil Company, LLC
10.4	Ratification of Purchase and Sale Agreement dated March 1, 2017 between Fortem Resources Inc. and Rockies Standard Oil Company, LLC
99.1	Press release dated May 26, 2020

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTEM RESOURCES INC.

By:	/s/ Michael Caetano
Michael Caetano
Chief Operating Officer

Date: May 27, 2020

4